Exhibit 10.59

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”), dated as of September 7, 2010, is made between Clean Energy Compression Corp., a British Columbia corporation (“Canadian OpCo”) as debtor and I.M.W. Industries Ltd., a British Columbia corporation (“Company”) as secured party.

FOR VALUE RECEIVED, Canadian OpCo hereby covenants, agrees, warrants, represents, acknowledges and confirms to and with Company and creates and grants the mortgages, charges and security interests hereinafter set forth, as follows::

Section 1.               Definitions; Interpretation.

(a)           All capitalized terms used in this Security Agreement and not otherwise defined herein shall have the meanings assigned to them in the Notes and the Asset Purchase Agreement.  Words and expressions used herein that have been defined in the Act shall be interpreted in accordance with their respective meanings given in the Act whether expressed herein with or without initial capital letters and whether in the singular or the plural unless otherwise defined herein or unless the context otherwise requires, and wherever the context so requires in this Security Agreement the singular shall be read as if the plural were expressed, and vice-versa, and the provisions hereof shall be read with all grammatical changes necessary dependent upon the person referred to being a male, female, firm or corporation.

(b)           As used in this Security Agreement, the following terms shall have the following meanings:

“Act” means the Personal Property Security Act of British Columbia and all regulations thereunder as the same may be amended from time to time.

“Asset Purchase Agreement” means the Asset Purchase Agreement dated July 1, 2010 by and among Clean Energy, a California corporation, 0884808 B.C. Ltd., a British Columbia corporation and a wholly-owned subsidiary of Clean Energy, and Canadian OpCo, on the one hand, and Company, 652322 B.C. Ltd., a British Columbia corporation, Miller Family Trust and Bradley N. Miller, on the other hand.

“Collateral” has the meaning set forth in Section 2.

“Event of Default” has the meaning set forth in Section 6.

“Lien” means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien, or other type of preferential arrangement.

“Notes” means, collectively, the Year 1 Promissory Note, Future Payment Note #1, Future Payment Note #2 and Future Payment Note #3.

“Obligations” means the indebtedness, liabilities and other obligations of Canadian OpCo to Company from time to time (i) under or in connection with the Notes and (ii)

with respect to any liability of Canadian OpCo transferred by Company to Canadian OpCo pursuant to the Agreement in respect of which Company has continued to provide a guarantee, indemnity or other obligation to a third party on behalf of Canadian OpCo.

“Senior Event of Default” means any default in the performance of any term, covenant or condition contained in the agreement or instrument under which any Senior Indebtedness is issued, or any other default thereunder, in each case permitting the Senior Lender to accelerate or demand repayment of, or to put or cause the redemption or prepayment of, such Senior Indebtedness.

“Senior Indebtedness” means any indebtedness, liabilities and other obligations of Canadian OpCo to any Senior Lender with respect to any working capital, revolving credit or other line of credit facility, any term loan facility, or any other extension of credit to Canadian OpCo by a Senior Lender, including reimbursement obligations under letters of credit (or guaranties, as applicable) and obligations in respect of bankers’ acceptances, obligations in respect of interest rate protection agreements and other derivative products and in respect of currency exchange and purchase agreements, and renewals, extensions, refinancings, deferrals, amendments and modifications of the items described above.

“Senior Lender” means a bank, insurance company or financial institution engaged in the business of lending money or other institutional lender.

(c)           Where applicable and except as otherwise defined herein, terms used in this Security Agreement shall have the meanings assigned to them in the Act.

(d)           In this Security Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; and (ii) the captions and headings are for convenience of reference only and shall not affect the construction of this Security Agreement.

Section 2.               Security Interest.

(a)           For the consideration aforesaid and as security for the payment and performance of the Obligations (as hereinafter defined), Canadian OpCo, subject to the exceptions set out in subsection (b) hereof, does hereby:

(i)                                     mortgage and charge as and by way of a fixed and specific charge to and in favour of Company and assign and transfer to Company and grant to Company, by way of mortgage, charge, assignment and transfer, a security interest in all Company’s right, title and interest, both present and future, in and to all of its presently owned or held and after acquired or held personal property, of whatever nature or kind and wheresoever situate and all proceeds and renewals thereof and therefrom, accretions thereto and substitutions therefor, including, without limitation, all of the following now owned or hereafter owned or acquired by or on behalf of Canadian OpCo:

a.                                       all inventory of whatever kind and wherever situate, including, without limitation, goods acquired or held for sale or lease or furnished or to be furnished under contracts of rental or service, all raw materials, work in process, finished goods, returned goods, repossessed goods, and all packaging materials, supplies and containers relating to or used or consumed in connection with any of the foregoing (all of which is hereinafter collectively called the “Inventory”);

b.                                      all equipment (other than Inventory) of whatever kind and wherever situate, including, without limitation, all machinery, tools, apparatus, plant, fixtures, furniture, furnishings, chattels, motor vehicles, vessels and other tangible personal property of whatsoever nature or kind that is not Inventory, and all parts, components, attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing (all of which is hereinafter collectively called the “Equipment”);

c.                                       all book accounts and book debts and generally all accounts, debts, dues, claims, choses in action and demands of every nature and kind howsoever arising or secured including letters of credit and advices of credit, which are now due, owing or accruing or growing due to or owned by or which may hereafter become due, owing or accruing or growing due to or owned by Company (all of which is hereinafter collectively called the “Accounts”);

d.                                      All deeds, documents, writings, papers, books of account and other books and electronically recorded data relating to or being records of Accounts, Chattel Paper or Documents of Title or by which such are or may hereafter be secured, evidenced, acknowledged or made payable;

e.                                       all contractual rights, insurance claims, licences, goodwill, patents, trademarks, trade names, copyrights and other industrial or intellectual property of Canadian OpCo, all other choses in action of Canadian OpCo of every kind which now are, or which may at any time hereafter be, due or owing to or owned by Canadian OpCo, and all other intangible property of Canadian OpCo which is not Accounts, Chattel Paper, Instruments, Documents of Title, Securities or Money;

f.                                         all Money;

g.                                      the undertaking of Canadian OpCo; and

h.                                      all Chattel Paper, Documents of Title (whether negotiable or not), Instruments, Intangibles and Securities now owned or hereafter owned or acquired by or on behalf of Canadian OpCo (including such as may be returned to or repossessed by Canadian OpCo), and all other goods of Canadian OpCo which are not Equipment, Inventory or Accounts; and

(ii)                                  charge as and by way of a floating charge to and in favour of Company, and grant to Company a security interest in and to:

a.                                       all Canadian OpCo’s right, title and interest in and to all its presently owned or held and after acquired or held real, immovable and leasehold property and all interests therein, and all easements, rights-of-way, privileges, benefits, licences, improvements and rights whether connected therewith or appurtenant thereto or separately owned or held, including all structures, plant and other fixtures (all of which is hereinafter collectively called “Real Property”); and

b.                                      all property, assets and undertakings of Canadian OpCo, both present and future, of whatsoever nature or kind and wheresoever situate, and all Proceeds thereof and therefrom, other than such of its property, assets and undertakings as are otherwise validly and effectively subject to the charges and security interests in favour of Company created pursuant to section 1.1(a) hereof; and

(iii)                               mortgage and charge as and by way of a fixed and specific charge to and in favour of Company, and assign and transfer to Company and grant to Company, by way of mortgage, charge, assignment and transfer, a security interest in all of Canadian OpCo’s right, title and interest, both present and future, in and to all of its presently owned or held and after acquired or held property which:

a.                                       is or hereafter becomes a fixture, or

b.                                      constitutes a licence, quota, permit or other similar right or benefit or crops.

The mortgages, charges, assignments and transfers and security interests created or granted pursuant to Sections 1.1 (a), (b) and (c) hereof are hereinafter collectively called the “Security Interest”, and all property, assets, interests and undertakings (including Proceeds) subject to the Security Interest or otherwise charged or secured hereby or expressed to be charged, assigned or transferred or secured by any instruments supplemental hereto or in implementation hereof are hereinafter collectively called the “Collateral”.

(b)           The Security Interest granted hereby shall not extend or apply to and the Collateral shall not extend to or include:

(i)                                     Consumer Goods, or

(ii)                                  any intangibles of Canadian OpCo to the extent that (A) such general intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto, without the consent of the licensor or lessor thereof or other applicable party thereto and (B) such consent has not been obtained.

(iii)                               the last day of the term of any lease or agreement therefor but upon the enforcement of the Security Interest Company shall stand possessed of such last day in trust to assign and dispose thereof as Company shall direct.

(c)           This Security Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 18 hereof.

(d)           Company agrees that while no Event of Default exists (i) nothing in this Security Agreement shall impair Canadian OpCo’s control, use and disposition of its assets, including the Collateral, and (ii) Canadian OpCo may possess, operate, collect, lease, sell, license, consign, use and enjoy and deal with the Collateral in the course of its business.

(e)           Canadian OpCo acknowledges that the Security Interest attaches upon the execution of this Security Agreement (or in the case of any after acquired property, at the time of acquisition thereof), that value has been given, and that Canadian OpCo has, or in the case of after acquired property will have at the time of acquisition, rights in the Collateral.

Section 3.               Subordination.  All Liens and security interests now or hereafter existing of Company in any property or assets of Canadian OpCo (including any Liens and security interests under this Security Agreement) shall be subject, subordinate and junior in all respects and at all times to the Liens and security interests now or hereafter existing of the Senior Lenders therein, regardless of the time or order of attachment or perfection of such Liens and security interests, the time or order of filing of financing statements, the acquisition of purchase money or other Liens and security interests, the time of giving or failure to give notice of the acquisition or expected acquisition of any purchase money or other Liens and security interests, or any other circumstances whatsoever.  Company will execute and deliver to any Senior Lender such subordination agreement as may be reasonably requested by such Senior Lender, and execute, acknowledge, deliver, file, notarize and register all such further agreements, instruments, certificates, documents and assurances, and perform such acts as such Senior Lender shall, acting reasonably, deem necessary or appropriate in connection with any Senior Indebtedness.  Company waives any and all notice of the incurrence of the Senior Indebtedness or any part thereof and any amendment to or extension of any Senior Indebtedness.  Company will not (i) at any time contest the validity, perfection, priority or enforceability of any Liens and security interests of any Senior Lender in any collateral, or (ii) interfere with or in any manner oppose a disposition of any collateral by any Senior Lender in accordance with applicable law.

Section 4.               Financing Statements, Etc.  Canadian OpCo hereby authorizes Company to file at any time and from time to time any financing statements describing the Collateral, and Canadian OpCo shall execute and deliver to Company, and Canadian OpCo hereby authorizes Company to file, at any time and from time to time, all amendments to financing statements, assignments, continuation financing statements and termination statements, in form reasonably satisfactory to Company, as Company may reasonably request, to perfect and continue perfected or provide notice of the security interest of Company in the Collateral and to accomplish the purposes of this Agreement.  Company hereby:

(i)                                     acknowledges receiving a copy of this Security Agreement, and

(ii)                                  waives all rights to receive from Canadian OpCo a copy of any financing statement, financing change statement or verification statement filed, issued or obtained at any time in respect of this Security Agreement.

Section 5.               Representations and Warranties.  Canadian OpCo represents and warrants to Company that the execution, delivery and performance by Canadian OpCo of this Security Agreement have been duly authorized by all necessary action of Canadian OpCo, and this Security Agreement constitutes the legal, valid and binding obligation of Canadian OpCo, enforceable against Canadian OpCo in accordance with its terms.

Section 6.               Events of Default.  For purposes of this Security Agreement, any of the following events which shall occur and be continuing shall constitute an “Event of Default”:

(a)           Any indebtedness under the Notes is not paid when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, (regardless of whether any such failure to pay any indebtedness under the Notes is due to the existence of a Senior Event of Default or as a result of the restricting of payments under the Notes by any Senior Lender), and any such amount shall remain unpaid for a period of thirty (30) days following delivery of notice thereof by Company;

(b)           Canadian OpCo shall (A) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of itself or any part of its property, (B) become subject to the appointment of a receiver, trustee, custodian or liquidator for itself or any part of its property if such appointment is not terminated or dismissed within thirty (30) days, (C) make an assignment for the benefit of creditors, (D) fail generally or admit in writing to its inability to pay its debts as they become due, (E) institute any proceedings under any bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, or file a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law, or file an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it, or (F) become subject to any involuntary proceedings under any bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within thirty (30) days of filing; or

(c)           Canadian OpCo shall liquidate, wind-up or dissolve (or suffer any liquidation, wind-up or dissolution), except that an amalgamation or other combination with an Affiliate of Canadian OpCo, where the surviving or continuing Entity remains obligated to perform the Obligations, shall not constitute an Event of Default hereunder.

For all purposes, including without limitation any application to register a crystallized floating charge under the Land Title Act (British Columbia) against any Real Property, the floating charge created by this Security Agreement shall be crystallized and become a fixed charge upon the earliest of:

(i)                                     the occurrence of an Event of Default; or

(ii)                                  Canadian OpCo taking any action pursuant to Section 7 hereof to enforce and realize upon any or all of the Security Interest created by this Security Agreement,

and in any event upon the appointment by Canadian OpCo of a Receiver pursuant to Section 8 hereof

Section 7.               Remedies.

(a)           Upon the occurrence and continuance of any Event of Default, Company may declare any of the Obligations to be immediately due and payable and shall have, in addition to all other rights and remedies granted to it in this Agreement, all rights and remedies of a secured party under applicable laws.  Without limiting the generality of the foregoing, to enforce and realize on the security constituted by this Security Agreement Company may take any action permitted by law or in equity, as it may deem expedient, and in particular, but without limiting the generality of the foregoing, Company may do any of the following upon the occurrence and continuance of any Event of Default:

(i)                                     appoint by instrument a receiver, receiver and manager or receiver-manager (the person so appointed is hereinafter called the “Receiver”) of the Collateral, with or without bond as Company may determine, and from time to time in its absolute discretion remove such Receiver and appoint another in its stead;

(ii)                                  enter upon any premises of Canadian OpCo and take possession of the Collateral with power to exclude Canadian OpCo, its agents and its servants therefrom, without becoming liable as a mortgagee in possession;

(iii)                               preserve, protect and maintain the Collateral and make such replacements thereof and repairs and additions thereto as Company may deem advisable;

(iv)                              sell, lease or otherwise dispose of all or any part of the Collateral, whether by public or private sale or lease or otherwise, in such manner, at such price as can be reasonably obtained therefor and on such terms as to credit and with such conditions of sale and stipulations as to title or conveyance or evidence of title or otherwise as Companyh may seem reasonable, provided that if any sale, lease or other disposition is on credit Canadian OpCo will not be entitled to be credited with the proceeds of any such sale, lease or other disposition until the monies therefor are actually received; and

(v)                                 exercise all of the rights and remedies of a secured party under the Act.

Canadian OpCo agrees that Company may exercise its rights and remedies hereunder immediately upon default, except as may be otherwise provided in the Act, and Canadian OpCo hereby expressly confirms that except as may be otherwise provided herein or in the Act, Company has not given any covenant, express or implied, and is under no obligation to allow Company any period of time to remedy any default prior to Company exercising its rights and remedies hereunder.  All monies or other forms of payment received by Canadian OpCo in payment of any Account, after default under this Security Agreement has occurred, will be received and held by Canadian OpCo in trust for Company.  In accordance with the Property Law Act (British Columbia), the doctrine of consolidation applies to this Security Agreement.

(b)           The cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied to the payment of the Obligations.  Any surplus thereof which exists after payment and performance in full of the Obligations shall be promptly paid over to Canadian OpCo or otherwise disposed of in accordance with applicable law.  Canadian OpCo shall remain liable to Company for any deficiency which exists after any sale or other disposition or collection of Collateral.

Section 8.               Receiver.  A Receiver appointed pursuant to this Security Agreement shall be the agent of Canadian OpCo and not of Company and Company shall not be in any way responsible for any misconduct, negligence or non-feasance on the part of any Receiver, its servants, agents or employees.  A Receiver shall, to the extent permitted by law or to such lesser extent permitted by its appointment, have all the powers of Company hereunder, and in addition shall have power to carry on the business of Canadian OpCo and for such purpose to enter upon, use and occupy all premises owned or occupied by Canadian OpCo wherein Collateral may be situate, maintain Collateral upon such premises, use Collateral directly or indirectly in carrying on Canadian OpCo’s business and from time to time to borrow money either unsecured or secured by a security interest in any of the Collateral.  Company shall not be responsible or liable for any debts contracted by it, for damages to persons or property or for salaries or non-fulfilment of contracts during any period when Company shall manage the Collateral upon entry, as herein provided, nor shall Company be liable to account as mortgagee in possession or for anything except actual receipts or be liable for any loss on realization or for any default or omission for which a mortgagee in possession may be liable.  Company shall not be bound to do, observe or perform or to see to the observance or performance by Canadian OpCo of any obligations or covenants imposed upon Canadian OpCo nor shall Company, in the case of Securities, Instruments or Chattel Paper, be obliged to preserve rights against other persons, nor shall Company be obliged to keep any of the Collateral identifiable.  Canadian OpCo hereby waives any applicable provision of law permitted to be waived by it which imposes higher or greater obligations upon Company than aforesaid.

Section 9.               Notices.  Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Security Agreement shall be made in accordance with the Asset Purchase Agreement.

Section 10.             No Waiver; Cumulative Remedies.  No failure on the part of Company to exercise, and no delay in exercising, any right, remedy,

power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  Company may grant extensions of time and other indulgences, take and give up security, accept compositions, compound, compromise, settle, grant releases and discharges, refrain from perfecting or maintaining perfection of the Security Interest, and otherwise deal with Canadian OpCo, account debtors of Canadian OpCo, sureties and others and with the Collateral, the Security Interest  and other security interests as Company may see fit without prejudice to the liability of Canadian OpCo or Company’s right to hold and realize on the security constituted by this Security Agreement. The rights and remedies under this Security Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Company.

Section 11.             Binding Effect.  This Security Agreement shall be binding upon, inure to the benefit of and be enforceable by Canadian OpCo, Company and their respective successors and assigns.

Section 12.             Governing Law.  This Security Agreement shall be governed by, and construed in accordance with, the law of British Columbia, except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than British Columbia.

Section 13.             Entire Agreement; Amendment ..  This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the parties.

Section 14.             Assignment.  Company may, with notice to Canadian OpCo, at any time assign, transfer or grant a security interest in this Security Agreement and the Security Interest.  Canadian OpCo expressly agrees that the assignee, transferee or secured party, as the case may be, shall have all of Company’s rights and remedies under this Security Agreement and Canadian OpCo will pay the Obligations to the assignee, transferee or secured party, as the case may be, as the Obligations become due.

Section 15.             Severability.  Whenever possible, each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations.  If, however, any provision of this Security Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Security Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

Section 16.             Amalgamation.  Canadian OpCo acknowledges and agrees that in the event it amalgamates with any other company or companies it is the intention of the parties hereto that the term “Debtor” when used herein shall apply to each of the amalgamating companies and to the amalgamated company, such that the Security Interest granted hereby:

(i)                                     shall extend to “Collateral” (as that term is herein defined) owned by each of the amalgamating companies and the amalgamated company at the time of amalgamation and to any “Collateral” thereafter owned or acquired by the amalgamated company, and

(ii)                                  shall secure the “Obligations” (as that term is herein defined) of each of the amalgamating companies and the amalgamated company to Company at the time of amalgamation and any “Obligations” of the amalgamated company to Company thereafter arising.  The Security Interest shall attach to “Collateral” owned by each company amalgamating with Canadian OpCo, and by the amalgamated company, at the time of amalgamation, and shall attach to any “Collateral” thereafter owned or acquired by the amalgamated company when such becomes owned or is acquired.

Section 17.             Counterparts.  This Security Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

Section 18.             Termination.  Upon payment and performance in full of all Obligations, the security interest created under this Security Agreement shall terminate and Company shall promptly execute and deliver to Canadian OpCo such documents and instruments reasonably requested by Canadian OpCo as shall be necessary to evidence termination of all security interests given by Canadian OpCo to Company hereunder.  Any partial payment or satisfaction of the Obligations shall be deemed not to be a redemption or discharge of this Security Agreement.  Canadian OpCo shall be entitled to a release and discharge of this Security Agreement upon full payment and satisfaction of all Obligations

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement, as of the date first above written.

Clean Energy Compression Corp.

By
Title:

I.M.W. Industries Ltd.

By
Title: